UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2019

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.01 par value	KEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 18, 2019, Key Energy Services, Inc. (“Key” or the “Company”) received a letter from the New York Stock Exchange (the “NYSE”) notifying it that the Company was not in compliance with the continued listing standards set forth in Rule 802.01C of the NYSE Listed Company Manual because, over a period of 30 consecutive trading days, the average closing price of the Company’s common shares (the “Common Stock”) was below $1.00.

In accordance with NYSE rules, the Company has 10 business days from the receipt of the notification to notify the NYSE of the Company’s intent to cure the deficiency within the prescribed six-month cure period. The Company can regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the cure period, the Common Stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

If the Common Stock ultimately were to be delisted for any reason, including failure to regain compliance with Section 802.01C of the NYSE Listed Company Manual, it could negatively impact the Company by (i) reducing the Common Stock’s liquidity and market price; (ii) reducing the number of investors willing to hold or acquire the Common Stock, which could further harm the performance of the Common Stock and negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees.

The NYSE notification does not have an immediate effect on the listing of the Common Stock, which will continue to trade on the NYSE, subject to the Company’s compliance with other continued listing requirements. If Key fails to regain compliance with Rule 802.01C during the cure period, the Common Stock will be subject to the NYSE’s suspension and delisting procedures. The NYSE notification does not affect Key’s business operations or its Securities and Exchange Commission reporting requirements and does not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

A copy of the Company’s press release, dated November 20, 2019, regarding the receipt of the letter from the NYSE is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2019, Key’s Board of Directors (the “Board”) approved and adopted certain amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately. The following is a summary of the amendments:

•

Article IV, Section 4.3 of the Bylaws provides that a majority vote of the Non-Platinum Stockholders (as defined in the Bylaws) is required for issuances of shares of the Company in which Platinum (as defined in the Bylaws) or any of its Affiliates (as defined in the Bylaws) participates that are not available to all Company stockholders on a pro rata basis. The amended Section 4.3 provides that such stockholder approval is not required if any such issuance of shares is approved by a Supermajority (as defined in the Bylaws) vote of the Board in accordance with the Bylaws.

•

Article IV, Section 4.4 required that, if the Common Stock is not listed on the NYSE or the Nasdaq Global Select Market, at least 65% of all outstanding shares of Common Stock would be required for the approval of issuance of equity securities or other securities exercisable or exchangeable for, or convertible into, equity securities of the Company in an amount equal to 20% or more of the Common Stock (on an as-converted basis) or with voting power of 20% or more of the Common Stock outstanding prior to such issuance. Section 4.4 was deleted in its entirety.

The forgoing description of the amendments to the Bylaws is not complete and is qualified in its entirety by reference to the full text of the Bylaws, which is incorporated herein by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, (File No. 001-08038), and the First Amendment to the Bylaws, which is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, File No. 001-08038).

3.2	First Amendment to the Amended and Restated Bylaws, dated November 15, 2019.

99.1	Press Release dated November 20, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: November 20, 2019	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Senior Vice President, General Counsel & Corporate Secretary